Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Kinross Gold Corporation

(Exact name of obligor as specified in its charter)

SEE TABLE OF CO-REGISTRANTS

Province of Ontario, Canada	650430083
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

25 York Street, 17th Floor Toronto, Ontario, Canada	M5J 2V5
(Address of principal executive offices)	(Zip code)

4.50% Senior Notes due 2027

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Form S-4

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Fairbanks Gold Mining, Inc.	06-1325565	Delaware
KG Far East (Luxembourg) Sàrl	N/A	Luxembourg
KG Mining (Bald Mountain) Inc.	47-5576778	Delaware
KG Mining (Round Mountain) Inc.	47-5586694	Delaware
Kinross Brasil Mineração S.A.	N/A	Federative Republic of Brazil
Melba Creek Mining, Inc.	92-0129829	Alaska
Red Back Mining B.V.	N/A	Netherlands
Red Back Mining (Ghana) Limited	N/A	British Virgin Islands
Round Mountain Gold Corporation	88-0211837	Delaware
White Ice Ventures Limited	N/A	Luxembourg / British Virgin Islands

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

Item 1.         General Information.    Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.       Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 15th day of May, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A Boyle
Casey A Boyle
Assistant Vice President

EXHIBIT 6

May 15, 2018

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A Boyle
Casey A Boyle
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,369
Interest-bearing balances		184,177
Securities:
Held-to-maturity securities		141,338
Available-for-sale securities		255,739
Equity Securities with readily determinable fair value not held for trading		91
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		62
Securities purchased under agreements to resell		33,549
Loans and lease financing receivables:
Loans and leases held for sale		8,236
Loans and leases, net of unearned income	921,233
LESS: Allowance for loan and lease losses	9,937
Loans and leases, net of unearned income and allowance		911,296
Trading Assets		47,470
Premises and fixed assets (including capitalized leases)		8,067
Other real estate owned		564
Investments in unconsolidated subsidiaries and associated companies		12,080
Direct and indirect investments in real estate ventures		95
Intangible assets
Goodwill		22,467
Other intangible assets		17,972
Other assets		55,960

Total assets		$1,716,532

		Dollar Amounts
		In Millions

LIABILITIES
Deposits:
In domestic offices		$1,300,220
Noninterest-bearing	419,558
Interest-bearing	880,662
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,496
Noninterest-bearing	740
Interest-bearing	56,756
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,394
Securities sold under agreements to repurchase		6,610

Trading liabilities		10,762
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		125,409
Subordinated notes and debentures		11,864
Other liabilities		31,546

Total liabilities		$1,552,301

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		112,560
Retained earnings		53,885
Accumulated other comprehensive income		-3,088
Other equity capital components		0

Total bank equity capital		163,876
Noncontrolling (minority) interests in consolidated subsidiaries		355

Total equity capital		164,231

Total liabilities, and equity capital		$1,716,532

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley